UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 7, 2006
CINEMARK USA, INC.
(Exact name of registrant as specified in charter)

TEXAS	33-47040	75-2206284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3900 DALLAS PARKWAY, SUITE 500
PLANO, TEXAS 75093
(Address and Zip Code of Principal Executive Offices)
972-665-1000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 4a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement.
     On July 7, 2006, Cinemark USA, Inc. (“the Company”) entered into a Second Amendment (the “Amendment”) to the Company’s Amended and Restated Credit Agreement, as amended to the date hereof (the “Credit Agreement”), which Amendment is effective as of June 30, 2006. The Amendment amended, among other things, the Consolidated Senior Leverage Ratio and the Consolidated Adjusted Leverage Ratio, and amended the restricted payment provision. Except as set forth above, the remaining terms remain unchanged.
     The Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits

Exhibit Number	Description

10.1	Second Amendment to Credit Agreement dated July 7, 2006, to be effective as of June 30, 2006, to the Amended and Restated Credit Agreement dated as of April 2, 2004 (as amended by the First Amendment dated as of August 18, 2004) by and among Cinemark, Inc., CNMK Holding, Inc., Cinemark USA, Inc. and the several banks and other financial institutions or entities thereto, and Lehman Commercial Paper, Inc., as administrative agent.
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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINEMARK USA, INC.

Date: July 7, 2006	By:	/s/ Michael D. Cavalier
	Name:	Michael D. Cavalier
	Title:	Senior Vice President — General Counsel

EXHIBIT INDEX
     The exhibits below are numbered in accordance with the Exhibit Table of Item 601 of Regulation 8-K.

Exhibit No.	Description of Exhibit

10.1	Second Amendment to Credit Agreement dated July 7, 2006, to be effective as of June 30, 2006, to the Amended and Restated Credit Agreement dated as of April 2, 2004 (as amended by the First Amendment dated as of August 18, 2004) by and among Cinemark, Inc., CNMK Holding, Inc., Cinemark USA, Inc. and the several banks and other financial institutions or entities thereto, and Lehman Commercial Paper, Inc., as administrative agent.